Exhibit 99.1

Embark Technology Reports Financial Results for Fourth Quarter and Full Year 2021

–   Embark Successfully Completed Public Listing in November –

–   Embark Secures 14,200 Truck Reservations Under Partner Development Program –

–   Embark to Enable First Autonomous Trucks for Knight-Swift in 2022
as Part of Industry-First Truck Transfer Program –

San Francisco – March 17, 2022 – Embark Technology, Inc. (Nasdaq: EMBK, “Embark” or the “Company”), a leading developer of autonomous technology for the trucking industry, today announced financial results for its fourth quarter ended December 31, 2021.

“The past year has been momentous for Embark as we continued executing on our mission to create a safer, more efficient, and more sustainable trucking industry,” said Alex Rodrigues, CEO of Embark. “As the industry’s longest-running autonomous truck program, we continued to achieve a number of industry-firsts on our path to commercialization, including announcing our Truck Transfer Program with Knight-Swift. This program aims to unlock the next level of integration with fleets, following the 14,200 reservations placed within Embark’s Partner Development Program, and marks the first time a carrier will own an autonomous truck, maintain and deploy the truck, and place their own driver behind the wheel.”

Mr. Rodrigues added, “Since announcing our business combination with Northern Genesis last June, we further strengthened our partnerships with Tier 1 suppliers and technology providers, including Cummins, NVIDIA, ZF, and Luminar to accelerate integration of our Embark Universal Interface into OEM vehicle platforms. The partnerships in the trucking ecosystem enable Embark’s asset-light, SaaS business model, which lets us focus on building the best technology while scaling the business in a capital-efficient way. In the year ahead, we expect to achieve additional commercialization milestones, including growing our Partner Development Program with new partnerships with leading carriers and shippers, working on integration of Embark technology with existing manufacturing partners, and expanding the Embark Coverage Map through new real estate partnerships like the one we recently announced with Alterra. I am incredibly proud of what Embark has accomplished to date and see tremendous opportunity ahead.”

Key Company Highlights

●	Hired Sam Loesche to lead Embark’s federal policy effort, bringing a decade of national transportation policy experience to Embark as he reinforces the company’s labor-friendly go-to-market strategy.
●	Partnered with industrial real estate firm Alterra to leverage its existing national real estate portfolio and private equity funds, together totaling over $1.5 billion, to provide Embark access to transfer points in key freight markets across the U.S. Sunbelt. Initial sites will be secured by the end of 2022.

●	Launched industry-first Truck Transfer Program to provide Knight-Swift and its drivers direct access to Embark’s technology, marking the first public initiative through which a U.S. carrier will own, maintain, and operate an autonomous truck. The first Embark-equipped trucks will be delivered to Knight-Swift by the end of 2022.
●	Appointed industry veteran executive Stephen Houghton Chief Operating Officer of Embark, bringing two decades of leadership to the team, including six years of autonomous vehicle experience at Amazon and Cruise.
●	Unveiled technical roadmap to navigate snowy conditions leveraging Embark’s proprietary Vision Map Fusion technology. The company has since successfully completed snow testing in Montana and plans to share results and learnings in the coming month.
●	Expanded operations into Texas, opening a new autonomous trucking hub and launching an autonomous trucking lane between Houston and San Antonio to accommodate rapid growth in the U.S. Sunbelt and accelerate Embark’s testing and go-to-market strategy.
●	Partnered with Luminar to equip Embark’s test fleet with state-of-the-art LIDAR and accelerate commercial SaaS autonomous truck deployment.
●	Partnered with DHL Supply Chain to deploy an autonomous fleet starting in 2024. As part of the Partner Development Program, DHL also secured non-binding reservations for Embark-equipped trucks.
●	Opened Reservations to Partner Development Program, securing 14,200 reservations for Embark-equipped autonomous trucks ahead of 2024 commercial launch of the Embark Driver.

Results for Fourth Quarter and Full Year 2021

Cash and cash equivalents were approximately $265 million as of December 31, 2021.

Net loss was $76.4 million for the fourth quarter and was $124.2 million for the full year 2021. Adjusted EBITDA loss was $20.3 million for the fourth quarter compared to adjusted EBITDA loss of $6.1 million in the prior-year period. Full year 2021 adjusted EBITDA loss was $53.5 million.

Stock-based compensation was $44.2 million for the fourth quarter. Full year 2021 stock-based compensation was $47.6 million. For 2022, the Company expects stock-based compensation in the range of $70 million to $75 million, which includes approximately $10.6 million of stock-based compensation related to the Company’s Founders performance stock unit grant. This grant does not begin to vest until Embark’s share price is at least $20.00, with a vesting schedule comprised of six price-based increments up to $100 per share, aligning our founders’ interests with long-term investors.

Net cash used in operating activities was $33.2 million for the fourth quarter and was $66.0 million for the full year 2021. Free cash flow spend was $34.2 million for the fourth quarter, and for the full year 2021 free cash flow spend was $68.8 million. The fourth quarter free cash flow spend includes approximately $12.5 million of prepaid expenses and other working capital adjustments. Fourth quarter free cash flow spend excluding prepaid expenses and other working capital impacts was $21.7 million. For 2022, the Company expects free cash flow spend in the range of $125 million to $140 million.

Class A and B Shares outstanding as of March 7, 2022, equaled a combined 450 million shares.

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information

Company management will host a webcast and conference call on March 17, 2021, at 4:30 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.embarktrucks.com/.

The conference call can be accessed live over the phone by dialing 1-877-407-9208 (domestic) or + 1-201-493-6784 (international). A telephonic replay will be available approximately two hours after the call by phone by dialing 1-844-512-2921 (domestic) or + 1-412-317-6671 (international). The conference ID for the live call and pin number for the replay is 13726555. The replay will be available until 11:59 p.m. Eastern Time on March 31, 2022.

About Embark

Embark Trucks, Inc., a wholly owned subsidiary of Nasdaq-listed Embark Technology, Inc. (Nasdaq: EMBK), is an autonomous vehicle company building the software powering autonomous trucks, focused on improving the safety, efficiency, and sustainability of the nearly $730 billion a year trucking market. Headquartered in San Francisco, CA since its founding in 2016, Embark is America’s longest-running self-driving truck program. The company partners with some of the largest shippers and carriers in the nation, collectively representing over 38,000 trucks.

Embark’s mission is to realize a world where consumers pay less for the things they need, drivers stay close to the homes they cherish, and roads are safer for the people we love. To learn more about Embark, visit embarktrucks.com.

Contacts

For Embark:

Investor Relations: investorrelations@embarktrucks.com

Media: press@embarktrucks.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Embark’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Embark’s expectations with respect to future performance. These forward-looking statements also involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: (1) ability to expand into new markets; (2) changes in the applicable laws or regulations; (3) the possibility that Embark may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties separately provided to you and indicated from time to time described in filings and potential filings by Embark with the U.S. Securities and Exchange Commission (the “SEC”), including those discussed in the registration statement on Form S-1 filed November 24, 2021 and other documents filed with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Embark cautions that the foregoing list of factors is not exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Embark undertakes no obligation to and accepts no obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Embark Technology, Inc.

Balance Sheets

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$264,615	$11,055
Restricted cash, short-term	130	65
Short-term investments	—	53,553
Prepaid expenses and other current assets	12,746	1,367
Total current assets	277,491	66,040
Restricted cash, long-term	275	340
Property, equipment and software, net	9,637	6,526
Other assets	3,596	78
Total assets	$290,999	$72,984
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,497	$399
Accrued expenses and other current liabilities	3,142	892
Short-term notes payable	358	246
Total current liabilities	5,997	1,537
Long-term notes payable	722	512
Warrant liabilities	49,419	—
Other long-term liability	50	—
Long-term deferred rent	177	130
Total liabilities	56,365	2,179
Commitments and contingencies (Note 11)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding as of December 31, 2021; 260,582,311 shares authorized, issued and outstanding as of December 31, 2020	—	1
Founders preferred stock, $0.00001 par value; None authorized, issued and outstanding as of December 31, 2021; 3,355,453 shares authorized 484,912 shares issued and outstanding as of December 31, 2020	—	—	*
Class A common stock, $0.0001 par value; 4,000,000,000 shares authorized, 362,832,986 shares issued and outstanding as of December 31, 2021; 150,000,000 shares authorized, 141,216,455 shares issued and outstanding as of December 31, 2020	36	—	*
Class B common stock, $0.0001 par value; 100,000,000 shares authorized, 87,078,781 shares issued and outstanding as of December 31, 2021; None authorized, issued and outstanding as of December 31,2020	9	—
Additional paid-in capital	417,492	129,449
Accumulated other comprehensive income	—	45
Accumulated deficit	(182,903)	(58,690)
Total stockholders’ equity	234,634	70,805
Total liabilities and stockholders’ equity	$290,999	$72,984

 *Insignificant amounts are rounded to zero (“— ”) for disclosure

Embark Trucks, Inc.

Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	$28,453	$5,596	$55,276	$18,831
General and administrative	36,802	1,086	48,387	3,595
Total operating expenses	65,255	6,682	103,663	22,426
Loss from operations	(65,255)	(6,682)	(103,663)	(22,426)
Other income (expense):
Other income (expense)	(6,720)	14	(12,485)	107
Interest income	15	76	98	788
Interest income (expense)	(4,428)	48	(8,163)	—
Loss before provision for income taxes	(76,388)	(6,544)	(124,213)	(21,531)
Provision for income taxes	—	—	—	—
Net loss	$(76,388)	$(6,544)	$(124,213)	$(21,531)
Net loss attributable to common stockholders, basic and diluted	$(76,388)	$(6,544)	$(124,213)	$(21,531)
Net loss per share attributable to Class A common stockholders:	$(0.24)	$(0.05)	$(0.67)	$(0.16)
Net loss per share attributable to Class B common stockholders:	$(0.24)	$—	$(0.67)	$—
Weighted-average shares used in computing net loss per share attributable to Class A common stockholders:	265,804,385	140,888,909	173,156,944	138,886,157
Weighted-average shares used in computing net loss per share attributable to Class B common stockholders:	47,325,533	—	12,167,200	—

Embark Technology, Inc.

Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(124,213)	$(21,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,074	822
Stock-based compensation, net of amounts capitalized	47,607	842
Change in fair value of warrants	8,206	—
Net amortization of premiums and accretion of discounts on investments	270	226
Amortization of debt discount	8,163	—
Change in fair value of derivative liability	4,323	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(11,230)	(150)
Other assets	(3,518)	(3)
Accounts payable	1,957	151
Other long-term liabilities	50	—
Accrued expenses and other current liabilities	1,262	513
Net cash used in operating activities	(66,049)	(19,130)
Cash flows from investing activities
Purchase of investments	—	(52,421)
Maturities of investments	53,239	74,250
Purchase of property, equipment and software	(3,353)	(2,181)
Deposit for purchase of trucks	(440)	(10)
Refund of deposit for trucks	87	778
Net cash provided by investing activities	49,533	20,416
Cash flows from financing activities
Cash proceeds received from convertible note payable	25,000	—
Proceeds from NGA recapitalization	314,146	—
Transaction costs related to merger with NGA	(69,049)	—
Payment towards notes payable	(210)	(275)
Proceeds from exercise of stock options	189	121
Net cash provided by (used in) financing activities	270,076	(154)
Net increase (decrease) in cash, cash equivalents and restricted cash	253,560	1,132
Cash, cash equivalents and restricted cash at beginning of period	11,460	10,328
Cash, cash equivalents and restricted cash at end of period	$265,020	$11,460

Reconciliation of GAAP and Non-GAAP Results

Embark Trucks, Inc.

Reconciliation of Adjusted EBITDA

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net loss	$(76,388)	$(6,544)	$(124,213)	$(21,531)
Interest income and expense, net	4,413	(124)	8,065	(788)
Depreciation and amortization	318	262	1,074	822
EBITDA	(71,657)	(6,406)	(115,074)	(21,497)
Stock-based compensation expense(1)	44,171	272	47,607	842
Change in fair value of warrant liabilities(2)	8,206	—	8,206	—
Change in fair value of derivative liability(3)	(1,460)	—	4,323	—
One time transaction related cost(4)	413	—	1,413	—
Adjusted EBITDA	$(20,327)	$(6,134)	$(53,525)	$(20,655)

(1) Reflects, for the years ended December 31, 2021 and 2020, stock-based compensation expense related to the issuance of equity awards to certain Embark employees, the issuance of our Class B shares to the Embark Founders, and issuance of equity awards for non-employee services.

(2) Reflects the increase in the fair values of the Company's private, public, FPA and working capital warrants.

(3) Reflects the change in the fair value of the embedded conversion and redemption features, which are presented as a derivative liability, related to the convertible note payable.

(4) Represents one time transaction related costs, which are not expected to recur in the future

Embark Trucks, Inc.

Free Cash Flow

(in thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities (GAAP)	$(33,191)	$(6,826)	$(66,049)	$(19,130)
Capital expenditures	(973)	(722)	(3,353)	(2,181)
Truck deposits, net of returns	—	(10)	(353)	768
One time transaction related cost(1)	—	—	1,000	—
Free cash flow (Non GAAP)	$(34,164)	$(7,558)	$(68,755)	$(20,543)

(1) Represents one time transaction related costs, which are not expected to recur in the future.